                                                                    EXHIBIT 99.1


Stone & Webster, Incorporated and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands except per share amounts.)

                                                                            December 31,
ASSETS                                                                   1999           1998
                                                                      ---------      ---------
Current assets:
   Cash and cash equivalents                                          $ 106,481      $  45,492
   Accounts receivable                                                  288,824        293,240
   Costs and revenue recognized in excess of billings                    98,663         79,102
   Deferred income taxes                                                 23,286         20,338
   Other                                                                    404            638
                                                                      ---------      ---------
       Total current assets                                             517,658        438,810
Fixed assets, net                                                        73,837        219,157
Domestic prepaid pension cost                                           157,089        155,703
Net assets of discontinued operation                                    112,110             --
Assets held for sale                                                      6,744          6,744
Note receivable                                                              --         15,150
Prepaid expenses                                                         11,719          9,378
Other assets                                                             36,139         36,545
                                                                      ---------      ---------
                                                                      $ 915,296      $ 881,487
                                                                      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Bank loans                                                         $  22,793      $ 106,350
   Current portion of long-term debt                                      2,344          2,175
   Accounts payable, principally trade                                  161,218        113,139
   Billings in excess of costs and revenue recognized                   275,461        206,492
   Accrued liabilities                                                   76,612         80,036
   Accrued taxes                                                         17,371         12,034
                                                                      ---------      ---------
       Total current liabilities                                        555,799        520,226
Long-term debt                                                           19,950         22,228
Deferred income taxes                                                    23,286         33,030
Other liabilities                                                        11,216         14,427
Commitments and contingencies (Note M)
Shareholders' equity:
   Preferred stock, no par value
     Authorized: 2,000,000 shares
     Issued: none
   Common stock, $1 par value
     Authorized: 40,000,000 shares
     Issued: 17,731,488 shares, including shares held in treasury        17,731         17,731
   Capital in excess of par value of common stock                        42,579         54,625
   Retained earnings                                                    362,712        367,358
   Accumulated other comprehensive income (loss)                        (10,347)        (9,707)
                                                                      ---------      ---------
                                                                        412,675        430,007
                                                                      ---------      ---------
   Less: Common stock held in treasury, at cost (3,554,102 and
              4,692,933 shares, respectively)                            92,091        122,030
           Employee stock ownership and restricted stock plans           15,539         16,401
                                                                      ---------      ---------
                                                                        107,630        138,431
                                                                      ---------      ---------
Total shareholders' equity                                              305,045        291,576
                                                                      ---------      ---------
                                                                      $ 915,296      $ 881,487
                                                                      =========      =========


                   The accompanying notes are an integral part
                    of the consolidated financial statements.

Stone & Webster, Incorporated and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts.)


                                                         Years ended December 31,
                                                   1999             1998            1997
                                               -----------      -----------      -----------
Revenue                                        $ 1,140,348      $ 1,214,468      $ 1,299,220
Cost of revenue                                  1,212,979        1,224,157        1,190,697
                                               -----------      -----------      -----------
   Gross profit (loss)                             (72,631)          (9,689)         108,523
General and administrative expenses                 69,893           71,335           68,571
                                               -----------      -----------      -----------
Operating income (loss)                           (142,524)         (81,024)          39,952
Other income (expense):
   Gain on sale of assets                          151,251               --              985
   Interest income                                   2,328            3,679            4,269
   Interest expense                                (12,959)          (4,076)          (1,739)
                                               -----------      -----------      -----------
Income (loss) from continuing operations
   before provision for taxes                       (1,904)         (81,421)          43,467
Income tax provision (benefit)                       2,064          (26,813)          14,316
                                               -----------      -----------      -----------
Income (loss) from continuing operations            (3,968)         (54,608)          29,151
Income from discontinued operation, net of
   taxes                                             5,136            5,306            4,359
                                               -----------      -----------      -----------
Net income (loss)                                    1,168          (49,302)          33,510
                                               ===========      ===========      ===========
Other comprehensive income - change in
   cumulative translation adjustment                  (640)          (7,502)              75
                                               -----------      -----------      -----------
Comprehensive income (loss)                    $       528      $   (56,804)     $    33,585
                                               ===========      ===========      ===========

Per share amounts:
Basic earnings (loss) per share:
   Continuing operations                       $     (0.30)     $     (4.24)     $      2.27
   Discontinued operation                             0.39             0.41             0.34
                                               -----------      -----------      -----------
     Total earnings (loss) per share           $      0.09      $     (3.83)     $      2.61
                                               -----------      -----------      -----------
Diluted earnings (loss) per share:
   Continuing operations                       $     (0.30)     $     (4.24)     $      2.25
   Discontinued operation                             0.39             0.41             0.34
                                               -----------      -----------      -----------
     Total earnings (loss) per share           $      0.09      $     (3.83)     $      2.59
                                               -----------      -----------      -----------
Dividends declared per share                   $      0.45      $      0.60      $      0.60
                                               ===========      ===========      ===========


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

Stone & Webster, Incorporated and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Dollars in thousands.)

                                                                                 Years ended December 31,
                                                                            1999           1998           1997
                                                                         ---------      ---------      ---------
Common stock:
   Balance at beginning and end of year                                  $  17,731      $  17,731      $  17,731
                                                                         ---------      ---------      ---------
Retained earnings:
   Balance at beginning of year                                            367,358        424,287        398,342
   Income tax benefit of Employee Stock Ownership Plan dividends                64             92            124
   Net income (loss)                                                         1,168        (49,302)        33,510
   Dividends declared                                                       (5,878)        (7,719)        (7,689)
                                                                         ---------      ---------      ---------
Balance at end of year                                                     362,712        367,358        424,287
                                                                         =========      =========      =========
Accumulated other comprehensive income at beginning of year                 (9,707)        (2,205)        (2,280)
Change in cumulative translation adjustment                                   (640)        (7,502)            75
                                                                         ---------      ---------      ---------
Accumulated other comprehensive income at end of year                      (10,347)        (9,707)        (2,205)
                                                                         =========      =========      =========
Capital in excess of par value of common stock:
   Balance at beginning of year                                             54,625         51,426         50,480
   Excess (deficit) of market value over cost of treasury shares issued:
     Under restricted stock plans                                           (1,393)            30              7
     Under stock plans                                                          --             53             88
     On sale to Employee Retirement Plan                                   (10,655)            --             --
   Excess of exercise price over cost of treasury shares issued
     under the stock option plans                                               --            138            406
   Tax benefit for shares issued under restricted stock plans, net               2             17              3
   Issuance of stock for acquisitions                                           --          2,961             --
   Acceleration of stock options                                                --             --            442
                                                                         ---------      ---------      ---------
   Balance at end of year                                                   42,579         54,625         51,426
                                                                         =========      =========      =========
Common stock in treasury:
   Balance at beginning of year                                           (122,030)      (127,070)      (125,724)
   Cost of treasury shares:
     Sold to Employee Retirement Plan (1,000,000 shares)                    26,005             --             --
     Issued under stock plans (4,039, 3,509 and 5,310 shares in
       1999, 1998 and 1997, respectively)                                      104             91            137
     Issued under stock option plans (21,250 and 63,500 shares in
       1998 and 1997, respectively)                                             --            552          1,638
     Issued under restricted stock plans (134,792, 2,224 and 690
       shares in 1999, 1998 and 1997, respectively)                          3,830             58             18
     Treasury stock issued for acquisitions (232,273 shares in
       1998)                                                                    --          6,039             --
     Purchased (43,217 and 81,605 shares in 1998 and 1997,
      respectively)                                                             --         (1,700)        (3,139)
                                                                         ---------      ---------      ---------
   Balance at end of year                                                  (92,091)      (122,030)      (127,070)
                                                                         =========      =========      =========
Employee stock ownership and restricted stock plans:
   Balance at beginning of year                                            (16,401)       (18,937)       (21,416)
   Payments received from Employee Stock Ownership Trust
     (principal only)                                                        2,815          2,537          2,285
   Market value of shares (issued) under restricted stock plans, net        (2,437)           (88)           (25)
   Amortization of market value of shares issued under restricted
     stock plans                                                               484             87            219
                                                                         ---------      ---------      ---------
   Balance at end of year                                                  (15,539)       (16,401)       (18,937)
                                                                         ---------      ---------      ---------
Total shareholders' equity                                               $ 305,045      $ 291,576      $ 345,232
                                                                         =========      =========      =========


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

Stone & Webster, Incorporated and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands.)

                                                                           Years ended December 31,
                                                                      1999           1998           1997
                                                                   ---------      ---------      ---------
Cash flows from operating activities:
  Net income (loss)                                                $   1,168      $ (49,302)     $  33,510
  Adjustments:
     Income from discontinued operation                               (5,136)            --             --
     Restructuring and other charges - real estate write-downs            --         (3,066)        (7,954)
     Depreciation and amortization                                    16,678         23,723         13,681
     Deferred income taxes                                           (12,692)       (25,936)         5,761
     Domestic pension credit                                          (1,386)        (7,548)       (18,337)
     Gain on sale of assets                                         (151,251)            --           (985)
     Amortization of net cost of stock plans                           1,637          1,243          1,379
     Changes in operating assets and liabilities:
       Accounts receivable                                             4,416       (113,183)         1,843
       Costs and revenue recognized in excess of billings            (19,561)        23,374          7,547
       Accounts payable                                               48,079         27,801          8,787
       Billings in excess of costs and revenue recognized             68,969         90,762         11,988
       Accrued taxes                                                   5,337         (2,655)         7,525
       Accrued liabilities                                            (3,424)         1,978         (9,088)
       Prepaid expenses                                               (2,341)        (3,982)        (2,334)
     Other                                                            (1,317)       (35,677)        29,861
                                                                   ---------      ---------      ---------
Net cash provided (used) by continuing operations                    (50,824)       (72,468)        83,184
                                                                   ---------      ---------      ---------
Cash flows from investing activities:
  Proceeds from maturities of U.S. Government securities                  --         31,909         93,671
  Purchases of U.S. Government securities                                 --             --       (121,574)
  Proceeds from asset divestitures                                   187,000         13,546          4,919
  Proceeds from note receivable                                       15,150             --             --
  Payments for acquisitions, net of cash acquired                         --        (79,430)            --
  Purchase of fixed assets                                           (15,449)       (20,290)       (25,909)
                                                                   ---------      ---------      ---------
Net cash provided (used) by investing activities                     186,701        (54,265)       (48,893)
                                                                   ---------      ---------      ---------
Cash flows from financing activities:
  Repayments of long-term debt                                        (2,109)        (1,787)        (1,657)
  Proceeds from bank loans                                            62,464        106,350             --
  Payments of bank loans                                            (146,021)            --         (5,000)
  Payments from Employee Stock Ownership Trust                         4,588          4,588          4,588
  Payments to Employee Stock Ownership Trust                          (2,815)        (2,537)        (4,251)
  Purchase of common stock for treasury                                   --         (1,700)        (3,139)
  Sale of treasury stock to Employee Retirement Plan                  15,350             --             --
  Dividends paid                                                      (5,878)        (7,719)        (7,689)
                                                                   ---------      ---------      ---------
Net cash provided (used) by financing activities                     (74,421)        97,195        (17,148)
                                                                   ---------      ---------      ---------
Net cash (used) by discontinued operation                               (467)            --             --
                                                                   ---------      ---------      ---------
Net increase (decrease) in cash and cash equivalents                  60,989        (29,538)        17,143
                                                                   ---------      ---------      ---------
Cash and cash equivalents at beginning of year                        45,492         75,030         57,887
                                                                   ---------      ---------      ---------
Cash and cash equivalents at end of year                           $ 106,481      $  45,492      $  75,030
                                                                   ---------      ---------      ---------
Supplemental disclosures:
  Cash paid for interest                                           $  12,964      $   4,072      $   1,731
  Cash paid for income taxes                                       $   5,285      $   5,651      $   5,634
  Receipt of note for asset held for sale                                 --             --      $  15,000
                                                                   ---------      ---------      ---------
  Fair value of assets acquired                                    $      --      $  13,653      $      --
  Liabilities assumed                                                     --         (4,653)            --
                                                                   ---------      ---------      ---------
                                                                   $      --      $   9,000      $      --
                                                                   =========      =========      =========


                  The accompanying notes are an integral part
                   of the consolidated financial statements.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


(A)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stone & Webster, Incorporated and Subsidiaries (the "Company") has prepared its financial statements in accordance with generally accepted accounting principles and has adopted accounting policies and practices which are generally accepted in the industries in which it operates. Unless noted otherwise, earnings per share amounts are presented on a diluted basis. The following are the Company's significant accounting policies:

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Stone & Webster, Incorporated and its wholly owned subsidiaries. All intercompany transactions and accounts have been eliminated.

REVENUE RECOGNITION ON LONG-TERM CONTRACTS

The Company recognizes engineering and construction revenue on a percentage-of-completion method, primarily based on contract costs incurred compared with total estimated costs (contract costs include both direct and indirect costs). When the Company is contractually responsible for materials, craft labor, equipment and subcontractor costs, these items are included in revenue and cost of revenue. Revisions to total estimated contract costs or losses, if any, are recognized in the period in which they are determined.

Certain contracts contain provisions for performance incentives. Such incentives are included in revenue when realization is assured. Contract change orders in excess of agreed contract prices are included in revenue when approved by the client, or when realization is considered probable. Revenue recognized in excess of amounts billed is classified in current assets. Accounts receivable include amounts representing retainages under long-term contracts which are due within one year. These retainage amounts are not material. The Company anticipates that substantially all of its costs and revenue recognized in excess of billings will be billed and collected over the next twelve months and there were no significant amounts included in accounts receivable or costs and revenue recognized in excess of billings under contracts for claims subject to uncertainty as to their ultimate realization. Billings in excess of revenue recognized are classified in current liabilities.

CASH EQUIVALENTS AND U.S. GOVERNMENT SECURITIES

Cash equivalents consist of overnight repurchase agreements and U.S. Government securities held for cash management purposes having maturities of three months or less from the date of purchase. The carrying amounts for cash, cash equivalents and U.S. Government securities approximate their fair values because of the short maturity of the instruments.

FIXED ASSETS

Fixed assets are stated at cost. Fixed assets include amounts relating to software capitalized for internal use. The costs associated with the application development stage are capitalized, such as direct external costs and directly related internal payroll and payroll related costs. Depreciation and amortization are generally provided on a straight-line basis (accelerated methods for income taxes) over the estimated useful lives of the assets: 31 to 39 years for buildings and 3 to 15 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the useful lives or the remaining terms of the related leases.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


Upon retirement or sale, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in earnings or loss for the period.

The Company reviews its property, plant and equipment and other long-lived assets periodically to determine potential impairment. In performing the review, the Company estimates undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment is recognized.

EQUITY IN JOINT VENTURES AND LIMITED PARTNERSHIPS

As is common in the industry, the Company executes certain contracts jointly with third parties through joint ventures, limited partnerships and limited liability companies. Investments in joint venture companies and investments in limited partnerships and limited liability companies owned more than 5 percent by the Company are accounted for principally by the equity method for the balance sheet and proportionate consolidation for the statement of operations.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Undistributed earnings of foreign subsidiaries, for which the Company has not provided deferred U.S. income taxes because a taxable distribution of these earnings is not anticipated, total approximately $15,366 at December 31, 1999. On the same basis, deferred U.S. income taxes have not been provided on the cumulative translation adjustment component of comprehensive income. Undistributed earnings represents the accumulated earnings of consolidated international subsidiaries which are being permanently reinvested in their operations. Investment tax credits are accounted for by reducing income taxes currently payable and the provision for income taxes in the period the related assets are placed in service.

TRANSLATION ADJUSTMENTS

Assets and liabilities of international subsidiaries are translated into U.S. dollars at year-end exchange rates, and income and expense items are translated at the average exchange rates for the year. Resulting translation adjustments are reported as a separate component of stockholders' equity. These adjustments account for the balance of accumulated other comprehensive income.

FOREIGN EXCHANGE CONTRACTS

The Company uses derivative financial instruments to hedge equipment and material procurement commitments undertaken as contract activities in the ordinary course of business. The Company's forward exchange contracts do not subject the Company to risk from exchange rate movements because gains and losses on such contracts offset losses and gains, respectively, on the assets, liabilities or transactions being hedged. Accordingly, the unrealized gains and losses are deferred and accounted for as part of the underlying transactions. At December 31, 1999, the Company had approximately $2,185 of foreign currency exchange contracts outstanding relating to contract obligations. In entering into these contracts, the Company has assumed the risk which might arise from the possible inability of counterparties to meet the terms of their contracts. The Company does not expect any losses as a result of counterparty defaults.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


In June 1998, the FASB issued Statement of Financial Accounting Standards (FAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statement implementation date was modified by FAS No. 137 and is effective for fiscal years beginning after June 15, 2000. The Company will adopt the new standard on January 1, 2001. Management is evaluating the impact this statement will have on the Company's financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates are related to long-term contracts, pension plans, income taxes and contingencies. Actual results could differ from these estimates.

RECLASSIFICATIONS

Certain financial statement items have been reclassified to conform to the current year's presentation.

(B)  DISCONTINUED OPERATION

On October 27, 1999, the Company announced its intention to sell the Nordic Refrigerated Services business unit (Nordic). Accordingly, the results have been classified as a discontinued operation and prior periods have been reclassified. The Company does not anticipate a loss on the sale of this segment and, accordingly, no loss provision has been recorded. Income from discontinued operation from the measurement date to December 31, 1999 was $1,537 ($921 after tax).

In October 1998, the Company acquired The Nordic Group, a multi-location privately-owned cold storage company. At the closing, the purchase price of approximately $80,000 was paid, primarily in cash. The Company recorded this transaction using the purchase method of accounting for business combinations. Goodwill related to this transaction amounted to $1,633 which is being amortized over 20 years.

Revenue and income from discontinued operation were:

                                         1999        1998        1997
                                       -------     -------     -------
Revenue                                $46,768     $34,312     $23,320
Operating income                         8,576       8,490       7,340
Income tax expense                       3,440       3,184       2,981
                                       -------     -------     -------
Income from discontinued operation     $ 5,136     $ 5,306     $ 4,359
                                       -------     -------     -------

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


Net assets from discontinued operation were:

                                            1999           1998
                                         ---------      ---------
Cash                                     $   1,864      $   2,331
Other current assets                         5,933          7,566
Fixed assets, net                          110,108        114,795
Other assets                                 4,848          2,165
Current liabilities                         (1,201)        (8,487)
Deferred taxes                              (9,442)        (4,680)
                                         ---------      ---------
Net assets of discontinued operation     $ 112,110      $ 113,690
                                         ---------      ---------


(C)  DIVESTITURE OF NONCORE ASSETS AND ASSETS HELD FOR SALE

In December 1999, the Company sold its corporate headquarters building in Boston for $187,000, resulting in a gain of $151,251 ($92,236 after tax or $7.03 per share). In 1998, the Company sold its Cherry Hill, New Jersey, office building for $13,546, resulting in a gain of $3,066 ($1,993 after tax or $0.15 per share). In December 1997, the Company sold a building in Boston for $20,000, resulting in a gain of $8,939 ($5,363 after tax or $0.41 per share).

In 1998, the Company acquired ownership of S.C. Wood, LLC (SC Wood) in settlement of claims against a client who failed to fulfill certain contractual obligations. The assets of SC Wood consist primarily of a petroleum products pumping station, and are carried at $6,744 representing the net book value of the services and other advances in connection with the project. The Company plans to sell the operations of SC Wood and therefore the net assets of SC Wood are classified as an asset held for sale in the Company's Consolidated Balance Sheets at December 31, 1999 and 1998.

(D)  ACQUISITIONS

In January 1998, the Company purchased the assets of Belmont Constructors Company, Inc. ("Belmont"). At the closing, the Company paid approximately $5,300. The final purchase price, which was contingent upon the results of certain long-term contracts, was $3,733. Belmont is principally engaged in providing construction and construction management services to a diverse group of clients in the hydrocarbons, water, industrial and power markets. The Company recorded this transaction using the purchase method of accounting for business combinations. The fair value of assets acquired exceeded the purchase price and, therefore, the long-term assets have been reduced.

In August 1998, the Company completed the acquisition of Power Technologies, Inc. ("PTI"). PTI provides engineering consulting services, develops computer software for use by utility companies, develops and conducts educational courses and develops customized computer hardware. At the closing, the purchase price was paid in the form of 232,723 shares of common stock of the Company having a value of $9,000. Along with certain other contingent cash considerations related to a specific project, PTI shareholders may receive up to 206,518 additional shares of the Company's common stock having a value (based on the stock price used in connection with the initial closing) of up to $8,000 based on meeting certain performance requirements over the next four years. The contingent consideration, if incurred, will be recorded as an adjustment to goodwill. The Company recorded this transaction using the purchase method of accounting for business combinations and recorded goodwill related to this transaction in the amount of $3,354. In 1999, the Company completed its valuation of the carrying value of assets in conjunction with the purchase of PTI. This resulted in a reduction to

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


certain assets and a purchase price adjustment which increased goodwill by $2,093, and is being amortized over 20 years.

In October 1998, the Company acquired The Nordic Group. Refer to Note B for additional information relating to this acquisition.

The results of these acquisitions have been included in the Consolidated Statement of Operations and Comprehensive Income from the respective dates of acquisition. The pro forma unaudited results of operations as though these acquisitions had occurred as of the beginning of 1997, excluding the Nordic discontinued operation, are as follows:

(Unaudited)                               1998            1997
                                      -----------      -----------
Revenue                               $ 1,258,332      $ 1,449,725
Operating income (loss)                   (73,015)          16,502
Net income (loss)                         (49,728)           9,434
                                      -----------      -----------
Basic earnings (loss) per share       $     (3.86)     $      0.74
Diluted earnings (loss) per share     $     (3.86)     $      0.73
                                      -----------      -----------


Pro forma results are not indicative of future performance.

(E)  INCOME TAXES

Income (loss) from continuing operations before income taxes and the components of the income tax provision (benefit) for continuing operations for the years ended December 31, 1999, 1998 and 1997 are as follows:

Income (loss) from continuing operations before
income taxes:                                        1999          1998          1997
                                                   --------      --------      --------
Domestic                                           $ 29,336      $(85,058)     $ 23,479
International                                       (31,240)        3,637        19,988
                                                   --------      --------      --------
                                                   $ (1,904)     $(81,421)     $ 43,467
                                                   --------      --------      --------
Income tax provisions (benefit) for continuing
   operations:
      Current tax expense (benefit):
         United States                             $    723      $ (5,998)     $  4,851
         State and local                              6,818         1,491         3,133
         International(1)                             1,298         6,814         3,552
                                                   --------      --------      --------
Total current                                         8,839         2,307        11,536
                                                   --------      --------      --------
      Deferred tax expense (benefit):
         United States                               10,057       (24,381)        2,699
         State and local                             (5,350)       (3,649)          (48)
         International                              (11,482)       (1,090)          129
                                                   --------      --------      --------
Total deferred                                       (6,775)      (29,120)        2,780
                                                   --------      --------      --------
Income tax provision (benefit) for continuing
   operations                                      $  2,064      $(26,813)     $ 14,316
                                                   --------      --------      --------


(1) Includes taxes, in lieu of income taxes, of $355 in 1999, $291 in 1998, and $921 in 1997 on international projects which are calculated based on gross receipts.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


Deferred tax liabilities (assets) are composed of the following:

                                                                December 31,
                                                             1999          1998
                                                           --------      --------
Long-term liabilities:
   Depreciation                                            $  4,423      $  5,294
   Retirement                                                63,460        62,099
   Other                                                      1,125           911
                                                           --------      --------
Total long-term liabilities                                  69,008        68,304
                                                           --------      --------
Long-term assets:
   Deferred rent                                             (1,792)       (2,513)
   Employee Stock Ownership Plan interest payments and
     contributions                                           (1,369)       (3,317)
   AMT credit carryforward                                   (5,906)       (5,142)
   Foreign net operating loss carryforward                  (14,585)       (6,730)
   State net operating loss carryforwards                   (15,013)       (7,149)
   U.S. net operating loss carryforwards                    (22,900)      (18,324)
   Noncurrently deductible accruals                            (203)       (1,246)
                                                           --------      --------
Total long-term assets                                      (61,768)      (44,421)
                                                           --------      --------
Net operating loss valuation allowance                       16,046         9,147
                                                           --------      --------
Net long-term deferred tax liabilities                       23,286        33,030
                                                           --------      --------
Current assets:
   Vacation pay                                              (4,049)       (4,671)
   Severance pay                                               (458)         (589)
   U.S. net operating loss carryforwards                     (5,685)           --
   Foreign net operating loss carryforward                   (3,893)           --
   State net operating loss carryforwards                      (850)         (660)
   Contract reserves                                         (1,564)      (13,771)
   Other                                                     (6,787)         (647)
                                                           --------      --------
Total current deferred tax assets                           (23,286)      (20,338)
                                                           --------      --------
Net deferred tax liabilities                               $     --      $ 12,692
                                                           --------      --------

The Company, as a result of the net operating loss (NOL), paid $706 of federal alternative minimum tax ("AMT") in 1999. The AMT credit carryforward was $5,906 at December 31, 1999. This AMT credit can be carried indefinitely to reduce future federal income taxes payable.

The Company had a valuation allowance of $9,147 at December 31, 1998 for the deferred tax assets related to net operating loss carryforwards. The net change in the valuation allowance for 1999 was an increase of $6,899 for a total valuation allowance of $16,046 at December 31, 1999. The increase was due to U.S., state and foreign entity operating losses. The valuation allowance at December 31, 1999 comprises $2,204 relating to U.S. net operating losses, $11,613 relating to state net operating loss carryforwards and $2,229 relating to the carryforwards of international subsidiaries.

For tax purposes, approximately $386,093 (with a tax benefit of $62,926) of the net operating loss carryforwards remain at December 31, 1999, of which $60,597 (with a tax benefit of $18,478) is applicable to international subsidiaries, of which $54,716 does not expire, $240,716 (with a tax benefit of $15,863) relates to state net operating loss carryforwards and the

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


remaining $84,780 (with a tax benefit of $28,585), relates to United States net operating loss carryforwards. Use of net operating loss carryforwards is limited to future taxable earnings of the subsidiaries. Operating loss carryforwards will expire as follows:

2000                                      $     62
2001                                         4,921
2002                                         4,596
2003                                        42,994
2004                                        16,952
2005                                           828
Thereafter                                 261,024
                                          --------
Total                                     $331,377
                                          --------


The Company has determined that it will be able to realize a tax benefit of $46,880 relating to these state, federal and foreign net operating loss carryforwards and the remaining net operating loss carryforwards (with a tax benefit of $16,046, which is fully reserved) are expected to expire unused.

The following is an analysis of the difference between the United States statutory income tax rate and the Company's effective income tax rate:

                                                                    1999        1998         1997
                                                                    -----       -----       -----
United States statutory income tax rate                             (35.0)%     (35.0)%      35.0%
Increase (decrease) resulting from:
   State and local income taxes, net of United States tax
     effect                                                          50.2        (1.8)        4.6
   Meals and entertainment                                           24.1         0.4         1.4
   Difference in effective tax rate of international operations
     and projects, net of United States tax effect                   13.1         4.4         7.2
   Foreign sales corporation                                        (52.5)       (1.2)         --
   Investment tax credit - Canada                                      --        (0.2)       (0.3)
   Adjustment of prior years' federal income tax accruals, net
     of interest effect                                             (20.7)       (0.2)         --
   Utilization of net operating loss carryforwards of
     international operations                                          --          --       (14.5)
Increase in net operating loss valuation reserve                    126.2
   Other                                                              3.0         0.7        (0.5)
                                                                    -----       -----       -----
Effective income tax rate                                           108.4%      (32.9)%      32.9%
                                                                    -----       -----       -----

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


(F)  EARNINGS PER SHARE (EPS)

The following is the calculation of basic and fully diluted EPS:

EPS                                                 1999          1998          1997
                                                  --------      --------      --------
Income (loss) from continuing operations          $ (3,968)     $(54,608)     $ 29,151
Income (loss) from discontinued operation            5,136         5,306         4,359
                                                  --------      --------      --------
     Net income (loss)                            $  1,168      $(49,302)     $ 33,510
                                                  --------      --------      --------
Weighted average shares outstanding - basic
   (000s)                                           13,116        12,886        12,812
Basic EPS                                         $   0.09      $  (3.83)     $   2.61
                                                  --------      --------      --------
Weighted average shares outstanding - diluted
   (000s)                                           13,116        12,886        12,929
                                                  --------      --------      --------
Diluted EPS(1)                                    $   0.09      $  (3.83)     $   2.59
                                                  --------      --------      --------

(1) In 1999, dilutive potential common shares of 1,140,535 relating to stock options were not included in the computation of diluted earnings per share since all options outstanding have an exercise price greater than market value. In 1998, dilutive potential common shares of 722,443 relating to stock options were not included in the computation of diluted earnings per share since their effect would be antidilutive. In 1997, dilutive potential common shares included in the calculation of earnings per share related solely to the dilutive impact of stock options.

(G)  FINANCIAL INSTRUMENTS

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, U.S. Government securities and accounts receivable. The Company maintains its cash balances with several major financial institutions thus limiting the amount of credit exposure to any one financial institution. The Company invests all excess cash balances in U.S. Government treasury securities and repurchase agreements. Concentrations of credit risk with respect to trade receivables are limited due to the large number of engineering and construction clients comprising the Company's customer base and their dispersion across different business and geographic areas. Most contracts require payments as the projects progress or in certain cases advance payments. Consistent with industry practices, the Company generally does not require collateral, but in most cases can place liens against the property, plant or equipment constructed if a default occurs. The Company maintains adequate reserves for potential credit losses and such losses have been within management's estimates.

The Company had several foreign exchange forward contracts at December 31, 1999. These contracts had varying maturities through May 2001. At December 31, 1999, the notional amount of foreign exchange forward contracts outstanding was $2,185. The fair value and unrealized loss on these contracts was $659 and $(118), respectively, at December 31, 1999.

The Company and its subsidiaries have entered into other financial agreements in the normal course of business. These agreements, which by their nature contain potential risk of loss, include lines of credit, letters of credit, performance bonds and performance guarantees. The fair values of these agreements are estimated at $1,832 and $1,225 at December 31, 1999 and 1998, respectively, based on the fees paid to obtain the obligations.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


(H)  FIXED ASSETS

Following is a summary of fixed assets at December 31:

                                                        1999         1998
                                                      --------     --------
Office buildings and other real estate                $ 43,450     $101,472
Furniture and equipment                                132,669      167,160
Cold storage property, plant and equipment             140,763      141,482
                                                      --------     --------
                                                       316,882      410,114
Less: Accumulated depreciation and amortization        132,937      190,957
                                                      --------     --------
                                                      $183,945     $219,157
Less: Fixed assets of discontinued operation, net      110,108           --
                                                      --------     --------
Fixed assets, net                                     $ 73,837     $219,157
                                                      --------     --------

Fixed assets include computer equipment under capital leases of $1,548 at December 31, 1999 and $2,817 at December 31, 1998; related amounts included in accumulated amortization were $185 at December 31, 1999 and $1,899 at December 31, 1998. Total depreciation expense was $22,138 for 1999, $23,567 for 1998 and $12,018 for 1997. In 1998, the Company wrote down the value of various fixed assets, primarily computer equipment, to recognize that little, if any, future benefit will be obtained from these assets, and revised its estimated useful life for computer equipment from six to three years. The amounts incurred for these charges were $3,752 ($2,261 after tax or $0.18 per share) and $2,615 ($1,577 after tax or $0.12 per share), respectively.

(I)  BANK LOANS AND LIQUIDITY

During 1999, the Company expanded and extended its principal credit facility to $260,000 with an expiration date of May 31, 2000. This facility provided up to $160,000 in direct borrowings for operating funds and $100,000 in letters of credit. In December 1999, the Company fully utilized the $160,000 available for direct borrowings, and upon the sale of its Boston headquarters building, repaid $140,000 permanently reducing the amount available under this facility to $120,000. As of December 31, 1999, the entire $20,000 in direct borrowings was fully utilized and $88,200 of letters of credit were outstanding out of the $100,000 available. In addition, at December 31, 1999, $7,200 of letters of credit were outstanding under other bank arrangements. The total available amount for issuance of letters of credit was $11,800 as of December 31, 1999.

The Company has experienced recurring operating losses and liquidity problems during the past year. To address these issues, on April 14, 2000, the Company completed negotiations and entered into an agreement with its current lending group to extend the credit facility to January 31, 2001. The amended credit facility contains certain quarterly financial covenants and stipulates that proceeds from the sale of the discontinued operation will be used to repay the outstanding direct borrowings and to provide support to the lending group for the Company's outstanding letters of credit. The remaining proceeds will be used to enhance the Company's working capital position. The credit agreement also requires the Company to deposit with the lending group $5,000 per month for three months beginning in October 2000, as additional support for the Company's letters of credit (see Note S).

At December 31, 1998, the Company had three separate domestic line of credit agreements totaling $105,000 which were fully utilized. In addition the Company had a line of credit in the

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


amount of $30,000, against which no amount had been or was allowed to be borrowed. The Company also assumed a $2,000 line of credit through an acquisition in the third quarter of 1998. Borrowings under this line of credit amounted to $1,350 as of December 31, 1998.

The weighted average interest rate was 9.5 percent and 6.17 percent at December 31, 1999 and 1998, respectively. Borrowings under the agreements were used for general corporate purposes and to fund the 1998 acquisition of The Nordic Group. Outstanding borrowings incur interest based on the prime rate plus an additional margin.

In addition to the domestic lines of credit, two international subsidiaries of the Company have overdraft banking facilities of $8,376 which are used for general corporate purposes. The overdraft banking facilities incur interest based on the prime rate. At December 31, 1999, $2,793 was outstanding under the lines of credit. At December 31, 1998, no amounts were outstanding under the overdraft banking facilities. (See Note L to the consolidated financial statements for guarantees of affiliated obligations.)

(J)  ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31:

                                         1999        1998
                                       -------     -------
Salaries and benefits                  $17,235     $17,032
Insurance accruals and premiums         18,946      18,859
Reserve for joint venture activity       9,977      20,996
Accrued professional fees               13,515       6,818
Other                                   16,939      16,331
                                       -------     -------
Total accrued liabilities              $76,612     $80,036
                                       -------     -------

In 1999, the Company utilized $6,926 of the reserve for a joint venture contract loss in connection with a contract being executed by a partially owned joint venture in the Middle East, and an additional $4,093 of the reserve for other joint venture activity.

(K)  LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                      1999        1998
                                    -------     -------
Mortgage loans, due 2009, 6.44%     $20,727     $22,355
Mortgage loans, due 2007, 7.65%          --         693
Mortgage loans, due 2004, 7.91%          --         874
Loan payable, other                     211         275
Capitalized lease obligations         1,356         206
                                    -------     -------
                                     22,294      24,403
                                    -------     -------
Less current portion                  2,344       2,175
                                    -------     -------
Total long-term debt                $19,950     $22,228
                                    -------     -------


The 6.44 percent mortgage loan due in 2009 is collateralized by an office building and other real estate with a net book value of $25,144 and $25,833 at December 31, 1999 and 1998, respectively, which approximates fair values. The
7.65 percent and 7.91 percent mortgage

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


loans were repaid in July 1999. The Company assumed the liability of three loans payable through an acquisition in 1998. These loans are with a former stockholder of the subsidiary and are due through 2005 at interest rates ranging from 6.75 percent to 9.00 percent. One loan payable relates to a stock repurchase, which is collateralized by an office building with a net book value of $1,775. The remaining two loans are related to deferred compensation agreements, and are unsecured.

Principal payments required on long-term debt consist of the following for the years ended December 31:

2000                                     $ 2,344
2001                                       2,407
2002                                       2,286
2003                                       2,133
2004                                       2,306
Thereafter                                10,818
                                         -------
Total                                    $22,294
                                         -------

(L)  COMMITMENTS AND CONTINGENCIES

In the normal course of executing lump sum turnkey engineering, procurement and construction contracts, the Company may enter into purchase commitments for equipment, material and services that, depending on the circumstances, may require payment of cancellation costs in the event of contract termination. It is the Company's policy to negotiate termination and suspension clauses in contracts providing for reimbursement to the Company for all reasonable cancellation costs associated with a project termination or cancellation. In the event that the contracting party is unable to fulfill their commitment for reimbursement, the Company could be liable to its suppliers for payment of cancellation costs.

In connection with the sale of its corporate headquarters building in 1999, the Company entered into a lease agreement which extends no later than March 2002, for office space it occupied prior to the sale. The lease is cancelable at the Company's option based upon the terms of the agreement. The Company also leases other office space, computer equipment and office equipment with varying lease terms. All noncancelable leases have been categorized as either capital or operating. The Company pays property taxes, insurance and maintenance and expenses related to the leased properties under most leasing arrangements. Rental expense was $3,288 in 1999, $3,600 in 1998 and $4,710 in 1997.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


Future minimum lease payments under long-term leases as of December 31, 1999 are as follows:

                                            Capital    Operating
                                            Leases      Leases
                                            -------    ---------
2000                                        $   587     $17,571
2001                                            587      12,577
2002                                            349       8,826
2003                                             --       6,081
2004                                             --       5,895
2005 and thereafter                              --       8,343
                                            -------     -------
Total minimum lease payments                  1,523      59,293
                                            -------     -------
Amount representing interest                    167
                                            -------     -------
Present value of minimum lease payments     $ 1,356
                                            -------     -------
Less rental and sublease income                           8,103
                                            -------     -------
Total                                                   $51,190
                                            -------     -------

The current portion of the present value of the minimum lease obligations under capital leases as of December 31, 1999 amounted to $538.

The Company and certain subsidiaries have been named as defendants, along with others, in legal actions claiming damages in connection with engineering and construction projects and other matters. Most such actions involve claims for personal injury or property damage which occur from time to time in connection with services performed relating to project or construction sites and for which coverage under appropriate insurance polices usually applies. Other actions arising in the normal course of business include employment-related claims and contractual claims for which insurance coverage or contractual provisions limiting the Company's liability may or may not apply. Such contractual disputes normally involve claims relating to the performance of equipment design or other engineering services or project construction services provided by subsidiaries of the Company and often such matters may be resolved without going through a complete and lengthy litigation process.

In 1996, the Company entered into a contract with Trans-Pacific Petrochemical Indotama ("TPPI") of Indonesia for construction of an integrated ethylene and olefins complex for $2.3 billion, to be executed by a consortium of contractors. The Company's portion of the total contract value was $710,000. In the fourth quarter of 1997, work on the project was suspended, and remains suspended, pending resolution of financing issues by the client. The Company has obtained approval to resell or use committed materials and procured equipment to reduce costs of project suspension. The Company has also had substantive discussions with potential purchasers of the olefins plant which constitutes the majority of the Company's scope for the project. Had the TPPI project been cancelled as of December 31, 1999, and if resale of the olefins plant were unlikely to be completed, the Company would have recorded a pre-tax charge of approximately $76,800 representing project working capital plus current procurement commitments net of the estimated salvage value of procured equipment and materials. On a similar basis, the pre-tax charge would have been $72,400 in 1998. The TPPI project is included in the Company's backlog in the amount of $398,000 and $451,000 respectively, at December 31, 1999 and 1998.

The Company was engaged in certain international projects that incurred losses totaling $74,200 in 1999 and $42,900 in 1998. One of these projects is now finished and another is in

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


the final stages of completion. Due to various factors, including owner-directed technical and schedule changes, increases in scope of the currently authorized contracts and other factors, the cost to complete these contracts has significantly exceeded each contract's value. Management believes that it has valid contractual and equitable grounds for change orders providing additional compensation under these contracts. The Company has or expects to submit claims greater than losses incurred to date. The Company recognized approximately $35,000 in revenue in 1998 for change orders that have not yet received client approval. These change orders are included in the claims and, in management's judgment, reflect a conservative estimate of the probable amount to be realized.

In 1999, a provision of $10,400 on three domestic lump sum contracts was recorded to reflect increases in the estimated costs to complete. Additionally, while the Company was working to improve its liquidity position, delays in payments to vendors adversely impacted delivery of vendor materials and services and, consequently, job scheduling and sequencing were affected. As a result, provisions of $65,500 on certain projects (see Note S), including the three domestic lump sum contracts, were established for additional expenditures to accelerate certain projects and for increased anticipated costs to complete other projects.

A joint venture, in which the Company is a 50 percent owner, has submitted claims to recover approximately $115,000 in connection with scope and specification changes on a major petrochemical project in the Middle East. The joint venture has been notified of claims of approximately $62,000, which have been submitted by a subcontractor who has filed for arbitration. Substantially all of the subcontractor's claims have been included in the claims submitted by the joint venture to its client. The Company believes that current reserves are adequate to cover these claims, and has not recognized any contract revenue in anticipation of recovery on its claims. In 1997, the Company recognized losses of $25,781 related to this contract.

The Company continues to have potential liabilities related to environmental pollution. The Company and two of its subsidiaries are named as defendants in two legal actions brought by, and have received other claims from, private parties seeking contributions for costs incurred or to be incurred in remediation of sites under the Federal Comprehensive Environmental Response, Compensation and Liability Act and similar state statutes. No government authority has sought similar redress from the Company or its subsidiaries (except in the case of one subsidiary in limited connection with claims made with respect to clients of that subsidiary) nor has the Company been determined to be a Potentially Responsible Party by the Federal or any state or local government authority, although some information has been requested with regard to environmental matters. Based on presently known facts and existing laws and regulations, management believes that it has valid legal defenses to such actions and that the costs associated with such matters, including legal costs, should be mitigated by the presence of other entities which may be Potentially Responsible Parties, by contractual indemnities, and by insurance coverage.

Management believes, on the basis of its examination and consideration of these matters and such possible liabilities, including consultation with counsel, that none of these legal actions, nor such possible liabilities, will result in payment of amounts, if any, which would have a material adverse effect on the consolidated financial statements.

The Company liquidated its investment in the Binghamton Cogeneration Partnership in 1997. Under the liquidation agreement the Company was required to provide a standby letter of credit in the amount of $6,000 to collateralize its obligation under an indemnity agreement among the

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


parties to the liquidation agreement. The Company is required to maintain this letter of credit through January 2003.

At December 31, 1999, subsidiaries of the Company have contingent liabilities of $8,350 arising from guarantees to banks for credit facilities extended to unconsolidated affiliates for general operating purposes.

(M)  COMMON STOCK

In 1996, the Board of Directors of the Company approved a Shareholder Rights Plan and declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock. Each Right entitles the holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company at a price of $125 per one one-hundredth of a Preferred Share, subject to adjustment ("Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of August 15, 1996. The Rights will expire on August 15, 2006 unless extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Rights are not exercisable (unless waived by the Board of Directors) until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") have acquired beneficial ownership of 15 percent or more of the outstanding shares of common stock or (ii) 10 business days (or such later date decided by the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer for 15 percent or more of the outstanding shares of common stock. In such event, each holder (other than such Acquiring Person) of a Right will have the right to receive upon exercise of the Right that number of shares of common stock having a market value of two times the Purchase Price. In the event that the Company is acquired or 50 percent or more of its assets are sold after a person or group has become an Acquiring Person, each holder of a Right, upon exercise thereof, will have the right to receive that number of shares of common stock of the acquiring company which will have a market value of two times the then Purchase Price.

(N)  TREASURY STOCK

In January 1998, the Board of Directors of the Company approved an increase in the share repurchase program originally authorized in July 1994 from 2,500,000 to 3,000,000 shares of the Company's common stock in open market transactions at prevailing prices. The Company reserves the right to discontinue the repurchase program at any time. The Company acquired 43,217 shares in 1998 and no shares in 1999 under the repurchase program. Through December 31, 1999, the Company has repurchased 2,279,626 shares.

In 1999, the Employee Retirement Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the "Retirement Plan"), the Company's domestic defined benefit plan, and the Trust Agreement under the Retirement Plan were amended to permit the investment of a portion of the assets of the Retirement Plan in common stock or other qualifying securities issued by the Company, provided that such investment is in compliance with and subject to the limitations of the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws. The Board of Directors has directed that such investment be made in an orderly manner from time to time in accordance with investment guidelines and objectives established by the Board.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


On December 14, 1999, the Company sold 1,000,000 shares of its common stock from treasury shares to the Retirement Plan for a per share price of $15.35.

(O)  EMPLOYEE STOCK OWNERSHIP PLAN

Under the terms of the Employee Stock Ownership Plan (the "ESOP"), the Company makes contributions to the Employee Stock Ownership Trust (the "Trust") which can acquire from the Company up to 5,000,000 shares of common stock of the Company, for the exclusive benefit of participating employees.

Notes receivable from the Trust, received as consideration by the Company for the 1,600,000 shares of common stock sold to the Trust in 1980 and 1985, are payable in level payments of principal and interest over 20 years. At December 31, 1999, the balance of the notes receivable from the Trust was $13,301. The unamortized cost of the shares is being funded by annual contributions necessary to enable the Trust to meet its current obligations, after taking into account dividends received on the common stock held by the Trust. The net cost of the ESOP is being amortized over 20-year periods from the dates of acquisition of shares. The charge to income was $1,153 in 1999, $1,156 in 1998 and $1,160 in 1997. The accrued cost of the ESOP, included in other liabilities, was $6,092 and $7,741 at December 31, 1999 and 1998, respectively.

(P)  STOCK COMPENSATION PLANS

The Company has a long-term incentive compensation plan under which outside directors and certain employees receive stock options and other equity-based awards. The plan provides for the grant of nonqualified and incentive stock options, performance shares and units, and restricted stock awards. The total number of shares reserved for issuance under the plan is 980,777 and no more than 300,000 shares may be granted in the form of restricted stock. Nonqualified stock options to purchase 1,000 shares are granted to each nonemployee director on an annual basis. In addition, nonqualified stock options to purchase 2,000 shares are granted to each nonemployee director upon initial election or appointment to the Board of Directors. Awards which have been cancelled or forfeited under the current plan become available for future awards.

In 1999, 9,000 nonqualified stock options were granted to nonemployee directors and 448,000 options were granted to certain employees. All options awarded to nonemployee directors become exercisable six months after the date of grant. The options granted to employees generally become exercisable over four years and remain exercisable for 10 years from the date of award or upon cancellation. Of the options granted to employees, 128,085 were incentive stock options and 319,915 were nonqualified stock options.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


A summary of the Company's stock option activity, and related information for the years ended December 31 is as follows:

                                                1999                      1998                       1997
                                     -----------------------     -----------------------     -----------------------
                                                   WEIGHTED-                   Weighted-                   Weighted-
                                                   AVERAGE                     Average                     Average
                                                   EXERCISE                    Exercise                    Exercise
                                     OPTIONS       PRICE         Options       Price         Options       Price
                                     ---------     ---------     ---------     ---------     ---------     ---------
Outstanding at beginning of year       840,750     $   37.63       656,500     $   35.05       471,000     $   32.98
Granted                                457,000         28.46       266,500         43.08       264,000         37.89
Exercised                                   --            --        21,250         32.70        63,500         32.20
Canceled                               116,750         37.80        61,000         35.44        15,000         32.34
Outstanding at end of year           1,181,000         34.06       840,750         37.63       656,500         35.05
Exercisable at end of year             661,459         35.43       338,625         34.49       186,370         34.27
                                     ---------     ---------     ---------     ---------     ---------     ---------
Weighted-average fair value of
   options granted during the
   year                                            $   10.10                   $   11.91                   $   10.30
                                     ---------     ---------     ---------     ---------     ---------     ---------

The following table summarizes information about stock options outstanding at December 31, 1999:

                                                                  Weighted Average
                                                               Remaining Contractual
     Exercise Price Range                 Shares                    Life (Years)               Shares Exercisable
     --------------------                ---------             ---------------------           ------------------
       $24.38 - $26.94                     215,000                      9.4                                -
       $30.25 - $34.88                     546,750                      7.4                          431,709
       $36.00 - $41.25                     186,500                      7.3                          121,000
       $42.63 - $47.13                     232,750                      8.3                          108,750
                                         ---------                      ---                          -------
                                         1,181,000                      7.9                          661,459
                                         ---------                      ---                          -------

The Company complies with the pro forma disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). As prescribed in SFAS 123, the fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: risk-free interest rates of 4.99 percent, 5.66 percent and 6.67 percent; dividend yields of 1.6 percent, 1.4 percent and 1.6 percent; volatility factors of the expected market price of the Company's common stock of .377, .237 and .210; and an expected life of the option of 5 years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation costs for the Company's stock option plan awards been determined based on the fair value at the date of grant, consistent with the provisions of SFAS 123, the Company's net income and earnings per share would have been as shown in the following table:

                                               1999            1998            1997
                                            ----------      ----------      ----------
As reported net income (loss)               $    1,168      $  (49,302)     $   33,510
As reported net income (loss) per share     $     0.09      $    (3.83)     $     2.59
Pro forma net income (loss)                 $     (945)     $  (50,383)     $   32,803
                                            ----------      ----------      ----------
Pro forma net income (loss) per share       $    (0.07)     $    (3.91)     $     2.54
                                            ----------      ----------      ----------

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


Restricted stock awards made from treasury stock were 134,792 shares in 1999, 2,224 shares during 1998 and 690 shares in 1997. The weighted-average grant date fair value of these awards was $18.08, $39.78 and $36.25 for 1999, 1998 and 1997, respectively. The market value of the shares awarded is being charged to income over the vesting period. Of the 137,706 shares awarded during the three years ended December 31, 1999, no shares were forfeited and the unamortized portion of the market value of the shares was $2,140. Compensation cost recognized in income (loss) for these shares totaled $483.5, $87.0 and $219.0 for 1999, 1998 and 1997, respectively.

The Company has a stock plan for nonemployee directors under which such directors receive an annual stock grant of 400 shares, payable quarterly, as part of their annual retainer, and may elect to receive all or a portion of director fees in shares of common stock. The Company also has a Nonemployee Director Deferral Plan under which any nonemployee Director may elect to defer all or a portion of their annual retainer, meeting fees, or other fees paid in connection with their Board service to a Cash Deferral Account or a Stock Unit Account. During 1999, 1998, and 1997, respectively 6,385, 5,104, and 5,310 shares were earned and 2,346, 1,595, and 0 shares were deferred.

(Q)  RETIREMENT PLANS

The Company and its domestic subsidiaries have a noncontributory defined benefit plan covering executive, administrative, technical and other employees. The benefits of this plan are based primarily on years of service and employees' career average pay. The Company's policy is to make contributions which are equal to current year cost plus amortization of prior service cost, except as limited by full funding restrictions. Plan assets consist principally of common stocks, bonds and U.S. Government obligations.

The Company's international subsidiaries in the United Kingdom and Canada have defined benefit plans covering executive, administrative, technical and other employees. The U.K. plan is contributory and the benefits are based primarily on years of service and employees' average pay during their last ten years of service. The Canada plan is noncontributory and the benefits are based primarily on years of service and employees' career average pay. The Company's policy is to make contributions which are equal to the current year cost plus amortization of prior service cost. Plan assets consist principally of common stocks and bonds.

Information about the Company's pension plans is as follows:

December 31, 1999                         Domestic     International      Total
-----------------                         ---------    -------------    ---------
Changes in benefit obligation
Benefit obligation, beginning of year     $ 527,122      $  56,804      $ 583,926
Service cost                                  8,373          2,447         10,820
Interest cost                                34,728          3,443         38,171
Employee contributions                           --            702            702
Actuarial (gain) loss                       (82,120)          (467)       (82,587)
Special termination benefits                 12,714             --         12,714
Benefits paid                               (28,972)        (2,737)       (31,709)
Foreign currency impact                          --         (1,040)        (1,040)
                                          ---------      ---------      ---------
Benefit obligation, end of year           $ 471,845      $  59,152      $ 530,997
                                          ---------      ---------      ---------

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


December 31, 1999                                 Domestic    International      Total
-----------------                                ---------    -------------    ---------
Change in plan assets
Fair value of plan assets, beginning of year     $ 711,954      $  54,439      $ 766,393
Actual return on plan assets                        38,050          8,480         46,530
Contribution                                            --          2,994          2,994
Benefits paid                                      (28,972)        (2,737)       (31,709)
Foreign currency impact                                 --           (912)          (912)
                                                 ---------      ---------      ---------
Fair value of plan assets, end of year           $ 721,032      $  62,264      $ 783,296
                                                 ---------      ---------      ---------

Funded status                                    $ 249,187      $   3,112      $ 252,299
Fourth quarter contribution                             --            516            516
Unrecognized prior service cost                      6,458            308          6,766
Unrecognized net (gain) loss                       (98,556)         1,306        (97,250)
Unrecognized net transition asset                       --         (1,170)        (1,170)
                                                 ---------      ---------      ---------
Prepaid pension cost                             $ 157,089      $   4,072      $ 161,161
                                                 ---------      ---------      ---------

Prepaid pension cost, beginning of year          $ 155,703      $   2,794      $ 158,497
(Expense) income for year                           14,488         (1,004)        13,484
Contributions                                           --          2,458          2,458
Foreign currency impact                                 --           (176)          (176)
Curtailment loss                                        --             --             --
Prior service cost recognition                        (388)            --           (388)
Special termination benefit                        (12,714)            --        (12,714)
                                                 ---------      ---------      ---------
Prepaid pension cost                             $ 157,089      $   4,072      $ 161,161
                                                 ---------      ---------      ---------

December 31, 1998                                Domestic     International      Total
-----------------                                ---------    -------------    ---------
Changes in benefit obligation
Benefit obligation, beginning of year            $ 480,138      $  53,351      $ 533,489
Service cost                                         8,547          1,826         10,373
Interest cost                                       32,700          3,591         36,291
Employee contributions                                  --            557            557
Actuarial loss                                      18,191          2,122         20,313
Special termination benefits                        11,552             --         11,552
Curtailment loss                                     1,265            185          1,450
Settlements                                             --         (1,937)        (1,937)
Benefits paid                                      (25,271)        (2,261)       (27,532)
Foreign currency impact                                 --           (630)          (630)
                                                 ---------      ---------      ---------
Benefit obligation, end of year                  $ 527,122      $  56,804      $ 583,926
                                                 ---------      ---------      ---------

Change in plan assets
Fair value of plan assets, beginning of year     $ 684,655      $  56,727      $ 741,382
Actual return on plan assets                        52,570          1,109         53,679
Contribution                                            --          2,066          2,066
Defined contribution plan contribution payment          --           (341)          (341)
Settlements                                             --         (1,937)        (1,937)
Expenses                                                --           (182)          (182)
Benefits paid                                      (25,271)        (2,261)       (27,532)
Foreign currency impact                                 --           (742)          (742)

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


December 31, 1999                                 Domestic    International      Total
-----------------                                ---------    -------------    ---------
Fair value of plan assets, end of year           $ 711,954      $  54,439      $ 766,393
                                                 ---------      ---------      ---------

Funded status                                    $ 184,832      $  (2,365)     $ 182,467
Fourth quarter contribution                             --            503            503
Unrecognized prior service cost                      8,576            355          8,931
Unrecognized net (gain) loss                       (37,668)         5,780        (31,888)
Unrecognized net transition asset                      (37)        (1,479)        (1,516)
                                                 ---------      ---------      ---------
Prepaid pension cost                             $ 155,703      $   2,794      $ 158,497
                                                 ---------      ---------      ---------

Prepaid pension cost, beginning of year          $ 148,155      $     898      $ 149,053
(Expense) income for year                           20,677           (203)        20,474
Contributions                                           --          2,012          2,012
Foreign currency impact                                 --             87             87
Curtailment loss                                    (1,265)            --         (1,265)
Prior service cost recognition                        (312)            --           (312)
Special termination benefit                        (11,552)            --        (11,552)
                                                 ---------      ---------      ---------
Prepaid pension cost                             $ 155,703      $   2,794      $ 158,497
                                                 ---------      ---------      ---------

Domestic prepaid pension cost is separately captioned in the balance sheet and is included in long-term assets. The plan's funded status as of any measurement date is based on prevailing market conditions as to discount rate and plan assets, and accordingly, is subject to volatility. The projected benefit obligation was determined using assumed discount rates of 8.0 percent at December 31, 1999 and of 6.75 percent at December 31, 1998 and an assumed long-term rate of compensation increase of 4.50 percent at December 31, 1999 and 1998. Pension cost was determined using an assumed long-term rate of return on plan assets of 9.25 percent at January 1, 1999, 1998 and 1997.

Net international prepaid pension cost is included in the consolidated balance sheets in other long-term assets. The plans' funded status as of any measurement date is based on prevailing market conditions as to discount rate and plan assets, and accordingly, is subject to volatility. The projected benefit obligation was determined using an assumed weighted discount rate ranging from
6.5 percent to 7.0 percent at December 31, 1999 and 6.0 percent to 8.0 percent at December 31, 1998, and assumed long-term rates of compensation increases of
4.75 percent to 5.0 percent at December 31, 1999 and December 31, 1998. Pension cost was determined using assumed long-term rates of return on plan assets ranging from 8.0 percent to 8.75 percent for 1999, 1998 and 1997.

The components of net pension (income) expense are as follows:

1999                                             Domestic     International      Total
----                                             ---------    -------------    ---------
Service cost                                     $   8,373      $   2,447      $  10,820
Interest cost on projected benefit obligation       34,728          3,443         38,171
Expected return on assets                          (59,283)        (5,108)       (64,391)
Amortization of unrecognized transition asset          (37)          (281)          (318)
Amortization of unrecognized prior service cost      1,731             59          1,790
Prior service cost recognition                         388             --            388
Defined contribution expense                            --            444            444
Special termination benefit                         12,714             --         12,714

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


1999                                             Domestic     International      Total
----                                             ---------    -------------    ---------
Pension expense (income)                         $  (1,386)     $   1,004      $    (382)
                                                 ---------      ---------      ---------

1998                                             Domestic     International      Total
----                                             ---------    -------------    ---------
Service cost                                     $   8,547      $   1,826      $  10,373
Interest cost on projected benefit obligation       32,700          3,591         36,291
Expected return on assets                          (53,922)        (4,655)       (58,577)
Amortization of unrecognized transition asset       (9,795)          (299)       (10,094)
Amortization of unrecognized prior service cost      1,793             68          1,861
Curtailment loss (gain)                              1,265           (309)           956
Prior service cost recognition                         312           (360)           (48)
Defined contribution expense                            --            341            341
Special termination benefit                         11,552             --         11,552
                                                 ---------      ---------      ---------
Pension expense (income)                         $  (7,548)     $     203      $  (7,345)
                                                 ---------      ---------      ---------

1997                                             Domestic     International      Total
----                                             ---------    -------------    ---------
Service cost                                     $   6,995      $   2,044      $   9,039
Interest cost on projected benefit obligation       31,924          3,886         35,810
Expected return on assets                          (48,850)        (4,336)       (53,186)
Amortization of unrecognized transition asset      (10,199)          (312)       (10,511)
Amortization of unrecognized prior service cost      1,793             31          1,824
Prior service cost recognition                          --            (75)           (75)
                                                 ---------      ---------      ---------
Pension expense (income)                         $ (18,337)     $   1,238      $ (17,099)
                                                 ---------      ---------      ---------

In the fourth quarters of 1999 and 1998, voluntary Incentive Retirement programs were offered to approximately 230 and 600 employees, respectively. These programs were accepted by 164 employees at a total cost of $13,102 ($7,861 after tax or $0.60 per share) in 1999 and by 206 employees at a total cost of $13,129 ($7,943 after tax, or $0.61 per share) in 1998. The charges reduced the domestic pension asset in both 1999 and 1998.

Fluctuations in the actual return on plan assets reflect fluctuations in the market prices of equity securities as well as debt securities owned by the pension plan.

The Company maintains an Employee Investment Plan ("EIP") which covers substantially all U.S. based full time employees who meet certain eligibility requirements. The EIP allows employee participants an election to defer a percentage of their compensation up to the limitations as determined under federal law. In addition, the Company contributes a matching amount equal to 25 percent of the employees' elective deferral to the plan, up to the first 5 percent of the employees' annual compensation. The Company, at the discretion of the Board of Directors, may make discretionary contributions to the plan. For the years ended December 31, 1999, 1998 and 1997, the Company made matching contributions of $2,027, $2,334, and $2,461, respectively.

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


(R)  GEOGRAPHIC REGIONS AND INTERNATIONAL SUBSIDIARIES

The Company has one principal business segment: Engineering, Construction and Consulting, which is reported as continuing operations. The Company's Nordic Refrigerated Services business unit (Nordic) previously reported as the cold storage segment is now reported as a discontinued operation.

Geographic information for continuing operations is as follows:

                                      1999             1998             1997
                                  -----------      -----------      -----------
Revenue
   United States - Domestic       $   788,037      $   483,332      $   635,685
   United States - Export(1)          197,869          274,490          396,194
                                  -----------      -----------      -----------
United States - Total             $   985,906      $   757,822        1,031,879
                                  -----------      -----------      -----------
   International                      154,442          456,646          267,341
                                  -----------      -----------      -----------
Total revenue                     $ 1,140,348      $ 1,214,468      $ 1,299,220
                                  -----------      -----------      -----------
Operating income (loss)(2)
   United States                  $  (109,451)     $   (85,375)     $    20,655
   International                      (33,073)           4,351           19,297
                                  -----------      -----------      -----------
Operating income (loss)           $  (142,524)     $   (81,024)     $    39,952
                                  -----------      -----------      -----------
Long lived assets
   United States                  $   266,499      $   293,985      $   260,171
   International                       13,796           15,752           14,079
                                  -----------      -----------      -----------
Total long lived assets           $   280,295      $   309,737      $   274,250
                                  -----------      -----------      -----------

(1) Includes Far East/Pacific geographic area, including Indonesia which accounted for 8 percent of consolidated revenue in 1999, 10 percent in 1998 and 13 percent in 1997. No other international geographic area accounted for more than 10 percent of consolidated revenue in 1999, 1998 or 1997. Far East/Pacific revenue was $131,386, $157,870 and $246,743 in 1999, 1998 and
     1997, respectively.

(2) Pension related items include the effect of incentive retirement programs. Domestic and international pension related items are presented in Note Q to the consolidated financial statements. Income from pension related items for continuing operations was $542 in 1999, $7,458 in 1998 and $17,200 in 1997.

Net income (loss) and assets, net of liabilities, of international subsidiaries amounted to $(21,415) and $7,549 in 1999, $925 and $32,486 in 1998 and $16,308
and $35,248 in 1997, respectively.

(S)  SUBSEQUENT EVENTS

Company officials were recently notified of an unanticipated cost overrun on a key project by a major subcontractor related to estimates to complete work during the first half of 2000. As a result of this information, the Company subsequently conducted a thorough review of this project and, based on this review, has recorded a provision of $27,500 to complete work on the project, and has revised its 1999 financial statements for such matter.

As a result of the liquidity problems created by the unanticipated project overrun, coupled with previously reported operating losses, the Company has accelerated its discussions with potential lenders and strategic partners to provide interim and long-term financing. In addition, the Company is in substantive discussions regarding possible strategic transactions that may result in the sale of all or part of its engineering and construction business, and is continuing to

Stone & Webster, Incorporated and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts.)


pursue the sale of its Nordic Refrigerated Services business as planned. The Company has also initiated discussions with certain subcontractors with regard to extended payment terms. The Company's ability to continue as a going concern is dependent on the success of these initiatives. Management believes that its plans will allow the Company to obtain adequate financing to continue to operate the Company; however, the potential failure to execute on these plans raises substantial doubt as to the Company's ability to continue as a going concern.

In addition, the issuance of a modified opinion by the Company's independent public accountants is an event of default under its recently extended credit facility. The Company is in discussions with the agent bank for the lending group to provide a waiver for this event of default.

On May 8, 2000, the Company signed a letter of intent to sell substantially all of its assets. In connection with this proposed transaction the Company will enter into a $50,000 secured credit facility with the proposed buyer to finance operations until the sale is consummated. The Company intends to file a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code after the Company signs a definitive sale agreement.


                       Report of Independent Accountants

To the Shareholders and Board of Directors of Stone & Webster, Incorporated:

In our opinion, the accompanying consolidated financial statements listed in the index appearing under Item 7(a)(i), after the restatement described in Note S, present fairly, in all material respects, the consolidated financial position of Stone & Webster, Incorporated and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes I and S, the Company has experienced recurring operating losses and liquidity problems during the past year, and is in violation of its credit facility. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters, which are described in Notes I and S, include entering into possible strategic transactions, including the sale of all or part of its engineering and construction business, and continuing to pursue the sale of its Nordic Refrigerated Services business as planned. The financial statements do not include any adjustments that might result from this uncertainty.


                                                 /s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
February 14, 2000 (Except as to Note I
for which the date is April 14, 2000 and Note S for which the date is May 8, 2000)

Stone & Webster, Incorporated and Subsidiaries

SELECTED FINANCIAL DATA
(Dollars in thousands, except per share amounts.)


                                                                  Years ended December 31,
                                           1999             1998             1997           1996             1995
                                       -----------      -----------      -----------     -----------      -----------
Revenue                                $ 1,140,348      $ 1,214,468      $ 1,299,220     $ 1,143,587      $   981,631
Operating income (loss) from
   continuing operations (3)              (142,524)         (81,024)          39,952         (31,874)          27,258
Income (loss) from continuing
   operations (1,2 and 3)                   (3,968)         (54,608)          29,151         (21,128)          10,008
Basic income (loss) from
   continuing operations per share     $     (0.30)     $     (4.24)     $      2.27     $     (1.60)     $      0.70
Diluted income (loss) from
   continuing operations per share     $     (0.30)     $     (4.24)     $      2.25     $     (1.60)     $      0.70
Dividends declared per share (4)       $      0.45      $      0.60      $      0.60     $      0.45      $      0.60
                                       -----------      -----------      -----------     -----------      -----------
Total assets                           $   915,296      $   881,487      $   738,777     $   692,065      $   716,772
                                       -----------      -----------      -----------     -----------      -----------
Long-term debt                         $    19,950      $    22,228      $    22,510     $    24,260      $    74,677
                                       -----------      -----------      -----------     -----------      -----------

Notes:    (1)  Reflects gain or loss on sale of assets, which increased net income by $92,236, or $7.03 per share in 1999, $1,993, or $0.15 per share in 1998, decreased net income by $5,363, or $0.41 per share in 1997, and decreased net income by $7,511, or $0.52 per share in 1995.

          (2) Includes income from divested operations of $1,048, or $0.08 per share in 1997, and an extraordinary gain of $6,787, or $0.52 per share in 1997 on debt extinguishment from transfer of Auburn VPS Partnership assets to the construction lenders.

          (3) Income (loss) from continuing operations in 1999 includes a provision for contract losses of $92,864 or $7.08 per share (operating income includes $150,100) and in 1998, $53,891 or $4.18 per share (operating income includes $87,274). Income
               (loss) from continuing operations also includes a write-down of fixed assets of $3,838 or $0.30 per share (operating income includes $6,367) in 1998, a provision for the Company's share of contract losses on a joint venture in the Middle East of $15,469, or $1.20 per share (operating income includes $25,781) in 1998, restructuring and other charges of $28,516, or $2.14 per share (operating income includes $54,424 for these items) in 1996, a write-down of the Company's equity interest in Binghamton Cogeneration Partnership to fair value in 1997 of $2,712, or $0.21 per share, and costs associated with the Incentive Retirement Programs of $7,861 or $0.60 per share in 1999 and $7,943 or $0.61 per share in 1998 and $1,416, or $0.10 per share in 1995.

          (4) On October 26, 1999 and January 25, 2000, the Board of Directors decided to forego the normal quarterly dividend of $0.15 per share due to the Company's liquidity needs. In the fourth quarter of 1996, the Company changed the quarterly dividend declaration date to the first month of the quarter from the month preceding the quarter; this change had no effect on the annual dividend payment rate of $0.60 per share, although dividends declared in 1996 totaled $0.45 per share.